POWER OF ATTORNEY


     The undersigned hereby constitute and appoint Christopher J. Kelly, Kathleen K. Morrisey, Michael S. Petrucelli, and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement as to Dreyfus Short-Intermediate Municipal Bond Fund hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ Marie E. Connolly                                       July 27, 1998
Marie E. Connolly


                              POWER OF ATTORNEY

     The undersigned hereby constitute and appoint Marie E. Connolly, Christopher J. Kelly, Katheleen K. Morrisey, Michael S. Petrucelli, and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement as to Dreyfus Short-Intermediate Municipal Bond Fund hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ David W. Burke                                          July 27, 1998
David W. Burke

s/ Joseph S. DiMartino                                      July 27, 1998
Joseph S. DiMartino

s/ Lucy Wilson Benson                                       July 27, 1998
Lucy Wilson Benson

s/ Martin D. Fife                                           July 27, 1998
Martin D. Fife

s/ Whitney I. Gerard                                        July 27, 1998
Whitney I Gerard

s/ Arthur A. Hartman                                        July 27, 1998
Arthur A. Hartman

s/ George L. Perry                                          July 27, 1998
George L. Perry

s/ Paul sD. Wolfowitz                                       July 27, 1998
Paul D. Wolfowitz